Exhibit 99.1

Curis Announces $17.5 Million Registered Direct Offering

LEXINGTON, Mass., June 11, 2020 /PRNewswire/ – Curis, Inc. (NASDAQ: CRIS), a biotechnology company focused on the development of innovative therapeutics for the treatment of cancer, today announced that it has entered into definitive agreements with fundamental healthcare investors for the purchase and sale of 14,000,000 of its shares of common stock at a purchase price of $1.25 per share in a registered direct offering. The closing of the offering is expected to occur on or about June 15, 2020, subject to the satisfaction of customary closing conditions.

JonesTrading Institutional Services LLC (“JonesTrading”) is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be $17.5 million, before deducting the placement agent’s fees and other offering expenses payable by Curis.

Curis intends to use the net proceeds from the public offering, together with its existing cash, cash equivalents and investments, to continue development of CA-4948 and CI-8893, and for general working capital and capital expenditures.

The shares are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-224627) that was filed with the United States Securities and Exchange Commission (“SEC”) on May 3, 2018, and declared effective by the SEC on May 17, 2018. A prospectus supplement relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. The offering is being made only by means of a prospectus and related prospectus supplement. When available, electronic copies of the prospectus supplement and the accompanying prospectus may also be obtained from JonesTrading Institutional Services LLC by calling (212) 907-5332, or by e-mailing Compliance@jonestrading.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Curis

Curis is a biotechnology company focused on the development of innovative therapeutics for the treatment of cancer. In 2015, Curis entered into a collaboration with Aurigene in the areas of immuno-oncology and precision oncology. As part of this collaboration, Curis has exclusive licenses to oral small molecule antagonists of immune checkpoints including, the VISTA/PDL1 antagonist CA-170 and the TIM3/PDL1 antagonist CA-327, as well as the IRAK4 kinase inhibitor, CA-4948. CA-4948 is currently undergoing testing in a Phase 1 trial in patients with non-Hodgkin lymphoma. In addition, Curis is engaged in a collaboration with ImmuNext for development of CI-8993, a monoclonal anti-VISTA antibody. Curis is also party to a collaboration with Genentech, a member of the Roche Group, under which Genentech and Roche are commercializing Erivedge® for the treatment of advanced basal cell carcinoma. For more information, visit Curis’ website at www.curis.com.

Forward-Looking Statements:

Any statements in this press release about future expectations, plans and prospects for Curis, Inc., including statements about Curis’s registered direct offering, anticipated use of proceeds and plans and prospects for Curis and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “seek,” “strategy,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to market and other conditions, the satisfaction of customary closing conditions related to the registered direct offering and the impact of general economic, industry or political conditions in the United States or internationally. There can be no assurance that Curis will be able to complete the registered direct offering on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the registered direct offering, Curis and its business can be found under the caption “Risk Factors” included in Curis’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, Curis’s prospectus supplement to be filed with the SEC, and in other filings that Curis periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent Curis’s views as of the date hereof. Curis anticipates that subsequent events and developments will cause Curis’s views to change. However, while Curis may elect to update these forward-looking statements at some point in the future, Curis specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Curis’s views as of any date subsequent to the date hereof.

Contacts:

Investor Relations

Jane Urheim

Stern Investor Relations, Inc.

(212) 362-1200

jane.urheim@sternir.com